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                                                                    EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 033-52761 of Buckeye Partners, L. P. on Form S-8 of our reports dated February 15, 2002 (our report on the financial statements is dated February 15, 2002, October 14, 2002 as it relates to Note 24) appearing in Form 8-K of Buckeye Partners, L.P. filed on October 15, 2002.




Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 15, 2002